EXHIBIT 99(a)(i)


                                 JEFFBANKS, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF JEFFBANKS, INC.


         The undersigned hereby appoints Betsy Z. Cohen and Harmon S. Spolan, or either of them, as and for his proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the shares of Common Stock of JeffBanks, Inc. held of record by the undersigned on December 2, 1996 at the Special Meeting of Shareholders of JeffBanks, Inc. to be held Tuesday, January 7, 1997 and at any and all adjournments thereof as set forth on the reverse side hereof:


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1.       Proposal to approve the Agreement and Plan of Merger (the  "Agreement")
         among JeffBanks, Inc., JeffBanks Acquisitioncorp, Inc., United Valley Bancorp, Inc. and United Valley Bank.

               [ ] FOR               [ ] AGAINST          [ ] ABSTAIN
               Approval of           Approval of          With respect
               the Agreement         the Agreement        to approval
                                                          of the
                                                          Agreement

2. In their discretion, the proxies, and each of them, are authorized to vote upon such other matters as may properly come before the Special Meeting.


This proxy, when properly executed, will be voted in the manner described herein by the undersigned. If no direction is made, this proxy will be voted FOR approval of the Agreement. Please sign exactly as your name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s):                          Dated:




PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.